Filed pursuant to Rule 424(b)(3)
Registration Statement on Form F-6
Registration No.: 333-292731

Number	Each American
Depositary Share represents
One Share

RCS Stock Transfer, Inc.

American Depositary Receipt

Evidencing

American Depositary Shares

For Ordinary Shares of

JSC National Co KazMunayGas

(Incorporated under the laws of Kazakhstan)

RCS Stock Transfer, Inc., as transfer agent and depositary (hereinafter referred to as the "Depositary "), hereby certifies that (i) at the date hereof the Shares described above or evidence of the right to receive such Shares have been deposited with the Custodian (as defined below) the; (ii) at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of such securities shown above and deposited or deemed to be deposited hereunder as provided in clause (i) above; (iii) from time to time hereafter, each American Depositary Share evidenced by this Receipt shall represent such number of Shares and any and all other shares, stock, securities, cash and/or other property held by the Custodian in place thereof or in addition thereto as provided herein (collectively, the "Deposited Securities"); and (iv) __________________ IS THE HOLDER OF _________________ AMERICAN DEPOSITARY SHARES evidenced by this Receipt. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender at the designated office of the Depositary or its designated agent as may be required by the Depositary for this purpose at its discretion of this Receipt duly endorsed for transfer, upon payment of the fees and charges as provided on the reverse of this Receipt and in compliance with applicable laws and governmental regulations, at the Holder's option (1) to delivery at the office of the Custodian, to a person specified by the Holder, of the amount of Deposited Securities (other than money and/or property as to which a record date for distribution has already been set by the Depositary, which money and/or property will be distributed to such record date Holders in the manner contemplated hereby) represented hereby or evidence of the right to receive the same, or (2) to have such Deposited Securities (other than money and/or property as to which a record date for distribution has already been set by the Depositary, which money and/or property will be distributed to such record date Holders in the manner contemplated hereby) forwarded at such Holder's cost and risk, to such Holder at the designated office of the Depositary or its designated agent, at the option of the Depositary. Receipts may only be surrendered for cancellation in multiples of whole Shares of the Issuer (as defined below).

The term "Beneficial Owner" shall mean any person who has a beneficial interest in any American Depositary Share evidenced by this Receipt. The term "Holder" shall mean the person or persons in whose name this Receipt is registered upon the books of the Depositary from time to time. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as amended from time to time. The term "Shares" shall mean the ordinary shares of JSC National Co KazMunayGas (the "Issuer") heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares, or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares, or interim certificates representing such Shares. The term “Custodian” means the Depositary's custodian and any substitute, replacement or successor thereto.

1. Receipts. This Receipt is one of a continuing issue of Receipts, all evidencing equivalent rights with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions provided herein, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights and duties of Holders and Beneficial Owners of Receipts subsequent to such deposits.

2. Suspension of Withdrawal of Deposited Securities. The surrender of outstanding Receipts and the withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.

3. Transfer of Receipts; Combination and Split-up of Receipts. Until the surrender of this Receipt in accordance with the terms hereof, the Depositary or its agent will keep a register for the registration and registration of transfers of Receipts and where the Holders of Receipts may, during regular business hours and upon reasonable notice, inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary. The transfer of this Receipt is registrable on the transfer books of the Depositary by the Holder hereof in person or by its duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay the fees and expenses of the Depositary and any applicable taxes and other governmental charges and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Deposited Securities as were represented by the American Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions of Paragraph 2 hereof.

4. Proof of Citizenship or Residence; Disclosure of Interests. The Depositary may require any Holder or Beneficial Owner of Receipts, or any person presenting securities for deposit against the issuance of American Depositary Shares, from time to time, to provide such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as the Depositary or its agents may deem necessary or proper. Each Holder and Beneficial Owner of Receipts agrees to comply with the foregoing and with any laws or regulations relating to the issuance of American Depositary Shares and the ownership, transfer and/or taxation thereof. The Depositary may withhold the issuance of American Depositary Shares or registration of transfer of any Receipt, the split-up or combination of any Receipt, the payment of dividends or distributions, or subject to Paragraph 2 hereof, the delivery of Deposited Securities upon the surrender of any American Depositary Shares, from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to provide the foregoing proofs, certificates or other instruments. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and Beneficial Owners of Receipts agree to comply with all such disclosure requirements and ownership limitations. Each Holder and Beneficial Owner consents to the disclosure by the Depositary of all information furnished pursuant to this Paragraph.

5. Transferability and Record Ownership. It is a condition of this Receipt, and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that prior to the due presentation of this Receipt for registration of transfer as provided in Paragraph 3 hereof, and subject to the provisions of Paragraph 13 hereof, the Depositary , notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the persons entitled to dividends or other distributions or to any notice pursuant to the terms hereof and for all other purposes, and the Depositary will not have any obligation or be subject to any liability under this Receipt to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof.

6. Limitations on Execution and Delivery, Transfer and Surrender of Receipts. Subject to the provisions of Paragraph 2 hereof, the delivery of American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts may be suspended or refused, generally or in particular instances, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

Prior to the issue, registration, registration of transfer, delivery, split-up or combination of any Receipt or American Depositary Shares, the delivery of any distribution in respect thereof, or, subject to Paragraph 2 hereof, the withdrawal of any Deposited Securities, and from time to time in the case of clause (B)(ii) of this paragraph, the Depositary may require: (A) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in Paragraph 18 hereof; (B) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of this Receipt, as it may deem necessary or proper; and (C) compliance with such regulations as the Depositary may establish consistent with the terms of this Receipt or as the Depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

7. Liability of Holder for Taxes. Neither the Depositary nor the Custodian shall be liable for any governmental taxes, assessments or charges (including penalties and/or interest) or corporate assessments or charges which may become payable in respect of or in connection with the Deposited Securities, American Depositary Shares or Receipts or any distribution thereon, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future tax, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder and Beneficial Owner(s) of this Receipt to the Depositary at any time upon request and by holding or having held an American Depositary Share or Receipt, the Holder and all Beneficial Owners hereof, and all prior Holders and prior Beneficial Owners hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Custodian, and their respective agents in respect thereof. Neither the Depositary nor the Custodian shall be liable to Holders or Beneficial Owners for failure of any of them to comply with applicable tax laws, rules and/or regulations. Notwithstanding the rights of the Depositary and the Custodian to seek payment from current and former Beneficial Owners, by holding or owning, or having held or owned, a Receipt or American Depositary Share, the Holder hereof (and prior Holders hereof) acknowledges and agrees that neither the Depositary nor the Custodian has any obligation to seek payment of amounts owing under this Paragraph 7 from any current or former Beneficial Owner. Upon the failure of the Holder of this Receipt to pay any such amount the Depositary may (i) refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to Paragraph 2 hereof, any withdrawal of Deposited Securities until such payment is made, (ii) withhold dividends or other distributions, or (iii) sell all or any part of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt. If either of alternatives (ii) or (iii) is implemented, the amount of dividends or other distributions withheld under (ii), or the net proceeds of any sale under (iii), shall be applied in payment of such tax, assessment or charge on behalf of such Holder, and in either case the Holder hereof shall remain liable for any deficiency. If the Depositary determines that any distribution other than cash (including, without limitation, Shares and rights) is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such distribution in such amounts as are necessary to pay such taxes. The Depositary shall distribute the net proceeds of any such sale, after deduction of the applicable taxes, to the Holders entitled thereto. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained or received by such Holder or Beneficial Owner. The obligations of Holders and Beneficial Owners under this Paragraph 7 shall survive any transfer and/or surrender of American Depositary Shares as well as the termination of the agreement evidenced in this Receipt.

8. Representations, Warranties and Agreements. Every person presenting Shares for deposit shall be deemed to represent and warrant that (a) such Shares and the certificates therefor, if applicable, are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person, (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (e) the Shares have not been stripped of any rights or entitlements, and (f) such person or the Holder or the Beneficial Owner is not the Issuer or an officer, director (or person performing similar functions) of the Issuer, does not directly or indirectly control, is not directly or indirectly controlled by and is not under common control with the Issuer and does not intend to deliver the Receipt evidencing such Shares to any of the foregoing. Each such person shall also be deemed to represent that the Shares would are not "restricted securities". For purposes hereof, "restricted securities" shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 (as the same may be amended from time to time) shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Issuer, (iii) were acquired by the depositor from the Issuer or an affiliate of the Issuer outside the United States less than 40 days before the date of deposit, (iv) otherwise would require registration under the Securities Act of 1933 in connection with any offer and sale thereof in the United States or (v) are subject to other restrictions on sale or deposit under any applicable law, rule, regulation, shareholder agreement or the constituent documents of the Issuer. All such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Depositary shall be authorized in its sole discretion, at the cost and expense of either the person depositing Shares or the person to whom American Depositary Shares were issued in respect thereof, in the discretion of the Depositary, to take any and all actions necessary to correct the consequences thereof. By presenting any American Depositary Shares and/or Receipts for transfer, cancellation and/or withdrawal of Deposited Securities, the presenting Holder and each Beneficial Owner thereof, jointly and severally agree to indemnify and save harmless each of the Depositary, the Custodian and their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively the "Indemnified Persons") against any and all claims, actions, proceedings, demands, judgments, liabilities, losses, damages, penalties, taxes, costs and expenses (including fees and expenses of counsel) incurred by any of the Indemnified Persons or to which any of them become subject arising directly or indirectly from any act or omission to act on the part of the Depositary, the Custodian or their respective agents in compliance with the transfer, cancellation and/or withdrawal instructions provided by or on behalf of such Holder and/or Beneficial Owner and/or from the alleged or actual improper or unauthorized presentation of said American Depositary Shares for transfer, cancellation and/or withdrawal.

9. Further Conditions. This Receipt is issued subject to, and all rights and duties of the Holder and each Beneficial Owner hereof are expressly subject to and governed by, the terms and conditions set forth on both sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the Holder and each Beneficial Owner hereof consent and agree by accepting or holding this Receipt or the American Depositary Shares evidenced hereby.

RCS Stock Transfer, Inc., as Depositary

By:

Attest:

The Depositary's Office is currently located at 570 Lexington Avenue, Suite 2405, New York, New York 10022.

(REVERSE OF RECEIPT)

10. Available Information. As of the date of the establishment of the program for issuance of Receipts by the Depositary, the Depositary had a reasonable good faith belief (after limited investigation), that the Issuer publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") on its Internet Web site (https://www.kmg.kz/en/investors/) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Issuer become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Issuer is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Issuer is not complying with those requirements.

11. Notices; Voting Rights.  The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Issuer or of any other matter concerning the affairs of the Issuer, except as herein expressly provided, and the Depositary shall note vote the Shares or any other Deposited Securities nor shall it provide any party, including the Issuer, with a proxy to so vote said Shares or Deposited Securities. Neither the Holder nor any Beneficial Owner of this Receipt shall have any voting rights with respect to the Deposited Securities underlying its American Depositary Shares, nor any right to direct the Depositary with respect to the exercise of any voting rights appertaining to such Deposited Securities. The Depositary undertakes to make available for inspection by Holders of the Receipts at a designated office of the Depositary any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer which were both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. Such reports and communications will be available in the language in which they were received by the Depositary from the Issuer, except to the extent, if any, that the Depositary in its sole discretion elects both (i) to translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) to make any such translation available for such inspection by Holders of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection. The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary, nor shall the Depositary incur any liability for any misstatement in or omission from any reports or communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer and which the Depositary makes available to the Holder. The Issuer shall remain in all circumstances the official source of all information about itself in any such report or communication and the Depositary shall not be responsible for the content thereof or any error therein.

12. Distributions. Until the termination of the agreement evidenced in this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such manner as it shall determine, any cash dividend or other cash distribution with respect to the Deposited Securities represented by the American Depositary Shares evidenced hereby, after deduction, or upon payment, of the fees, charges and expenses of the Depositary and/or its agents, and the withholding of any taxes in respect thereof. In the event that any dividend or other distribution is received by the Depositary in cash in a currency other than U.S. dollars, the Depositary shall, subject to the below provisions of this Paragraph 12 and the provisions of Paragraph 19 hereof, endeavor to effect the conversion of such cash into U.S. dollars and distribute the cash as herein provided in U.S. dollars. When effecting the conversion of currency, the Depositary is not acting as a fiduciary for the Holders the Beneficial Owners or any other person. The Holders may be charged for any fees, charges, commissions and/or markups incurred by the Depositary in connection with conversions of foreign currency, which will be reflected in the rate at which the foreign currency is converted into U.S. dollars.

In the event of a dividend or free distribution on Deposited Securities consisting of Shares (a "Distribution of Shares"), the Depositary may distribute to the Holder hereof additional Receipts evidencing whole American Depositary Shares representing Shares received by the Depositary pursuant to such Distribution of Shares, after payment of the fees, charges and expenses of the Depositary and/or its agents, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of its counsel may violate the Securities Act of 1933 or any other applicable law and for which it shall not have received adequate assurances with respect to compliance with such law or laws, or if the Depositary otherwise determines that distribution would not be feasible and/or practicable. If the Depositary does not make a distribution of additional American Depositary Shares, it will endeavor to sell the applicable Shares in a public and/or private sale, and will distribute any U.S. dollars available to it from the net proceeds of any such sales to the Holder in the same manner as a cash distribution. Notwithstanding the foregoing, if the Depositary determines that such sale would violate applicable law or would otherwise not be feasible and/or practicable, the Depositary may in its sole discretion either (i) dispose of such Shares for the account of the Holders in any way it deems reasonably practicable under the circumstances, including for nominal consideration, or at the Depositary’s discretion the Shares may be deemed to have been disposed of for no value, in which case the Depositary shall have no obligation to distribute to the Holders such Shares or any proceeds from the deemed sale thereof, or (ii) retain and hold the Shares as Deposited Securities, in which case each American Depositary Share shall thenceforth automatically represent its pro rata interest in the Deposited Securities as then constituted. Neither the Depositary, the Custodian nor any of their respective agents shall be liable for any determination that the Shares should be sold for nominal consideration or abandoned for no value.

In lieu of distributing any fractional Shares, the Depositary may, in its discretion, either publicly and/or privately sell the amount of securities or property equal to the aggregate of any fractional Shares, or such fractional Shares may be retained and held as Deposited Securities. To the extent any Shares (including fractional Shares) resulting from a Distribution of Shares are retained and held as Deposited Securities, each American Depositary Share shall thenceforth automatically represent its pro rata interest in the Deposited Securities as then constituted.

If any rights to subscribe for additional Shares or rights of any nature are available to the Depositary as a result of a distribution on Deposited Securities and sales of such rights are practicable, the Depositary will endeavor to sell such rights in a public or private sale, and will distribute any U.S. dollars available to it from the net proceeds of such sale to the Holder in the same manner as a cash distribution. Notwithstanding the foregoing, if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary to dispose of such rights and/or make the net proceeds from the sale of such rights available to the Holder, or if such sales cannot practicably be accomplished by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, the Depositary may allow such rights to lapse unexercised. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to sell any rights.

Any sales of Shares, subscription rights or other rights, or other securities or property may be made at such time and in such manner as the Depositary may deem advisable, and the Depositary shall distribute to the Holder hereof the net proceeds of any such sale after deduction of the fees, charges and expenses of the Depositary and/or its agents and any applicable withholding taxes or other governmental charges in respect thereof. If the Issuer declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination thereof, all Holders will be irrevocably deemed to have elected to receive such distribution solely in the form of cash.

In the event of any other distribution of securities (excluding Shares, rights to subscribe for Shares or other rights) or other property with respect to the Deposited Securities represented by the American Depositary Shares evidenced hereby, the Depositary may in its discretion arrange for the public or private sale of such securities or other property (subject to the other provisions of this Paragraph 12). Notwithstanding the foregoing, if the Depositary determines that such sale and/or the retention of such securities or property would violate applicable law or would otherwise not be feasible and/or practicable, the Depositary may in its sole discretion either (i) dispose of such securities or property for the account of the Holders in any way it deems reasonably practicable under the circumstances, including for nominal consideration, or at the Depositary’s discretion the securities or property may be deemed to have been disposed of for no value, in which case the Depositary shall have no obligation to distribute to the Holders either such securities/property or any proceeds from the deemed sale thereof, or (ii) retain and hold such securities or property as Deposited Securities, in which case each American Depositary Share shall thenceforth automatically represent its pro rata interest in the Deposited Securities as then constituted. Neither the Depositary, the Custodian nor any of their respective agents shall be liable for any determination that any securities or property should be sold for nominal consideration or abandoned for no value.

Neither the Depositary nor the Custodian shall be liable for (i) any determination that it is not lawful or practicable to make any Shares, rights or other securities or property described in this Paragraph 12 available to Holders in general or any Holders in particular, nor (ii) any loss incurred in connection with the sale or disposal of such Shares, rights or other securities or property. By holding an American Depositary Share, or an interest therein, each Holder and Beneficial Owner acknowledges and agrees that neither the Depositary nor its agents shall have any liability for the Depositary’s or its agents' inability or failure to perform any actions contemplated in this Paragraph 12 as long as the Depositary endeavored to use reasonable efforts in attempting such performance.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety or with respect to the Holders of a portion of the Receipts on a reasonable basis into U.S. dollars available to it, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable at a reasonable cost and within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (i) distribute such foreign currency to the Holders entitled thereto or (ii) hold such currency for the respective accounts of such Holders, uninvested and without liability for interest thereon, and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency. To the extent the Depositary holds such foreign currency, any and all fees, charges and expenses related to, or arising from, the holding of such foreign currency (including, but not limited to those contemplated hereunder) shall be paid from such foreign currency thereby reducing the amount so held hereunder. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents (on a per American Depositary Share basis) will rounded down to the nearest whole cent with the excess amounts being withheld without liability and dealt with by the Depositary in accordance with its then current practices. In all instances where this Receipt refers to a "public sale" or "private sale" (or words of similar import), the Depositary shall not endeavor to effect any such public and/or private sale of securities unless the securities to be sold are listed and publicly traded on a stock exchange and it is practicable to so endeavor, provided that to the extent the securities are not so listed and publicly traded or it is not practicable to so endeavor, the Depositary may at its discretion arrange for an auction, bidding or other sales process to be conducted with respect thereto. Furthermore, in the event the Depositary endeavors to conduct a public sale of Shares or other securities or property, such securities and/or property may be sold in a block sale/single lot transaction. In connection with any public or private sale of securities hereunder, a foreign third-party agent may be utilized to execute any such sale. Such third-party agent may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Paragraph 18 hereof.

To the extent the Depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

13. Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any of the foregoing or of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary will assess a fee, charge or expense against the Holders, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary otherwise concludes in its discretion that it is necessary or convenient to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to be otherwise obligated in respect of any fees, charges and/or expenses imposed by the Depositary. Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right or obligation of the Holder hereof on such record date to receive such payment or distribution or pay such fee, charge or expense or, subject to Paragraph 11 hereof, to direct the manner of voting the Deposited Securities represented hereby.

 14. Changes Affecting Deposited Securities. Upon (i) any change in nominal or par value, or any split-up, combination or any other reclassification, of any Deposited Securities, or (ii) any recapitalization, reorganization, sale of assets, liquidation, receivership, bankruptcy, merger or consolidation affecting the Issuer or to which it is a party, then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities, and the Depositary is hereby authorized in its discretion to sell any property so received by it, by public and/or private sale, at such place and on such terms as the Depositary deems proper. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees, charges and expenses of the Depositary and any applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or other property. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts.

If any of the Deposited Securities are redeemable, the Depositary shall have the rights set forth in the preceding paragraph. The Depositary shall provide a notice of any redemption of Deposited Securities to the Holders of Receipts, provided that in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of American Depositary Shares and shall mail notice of redemption only to the Holders of Receipts evidencing the American Depositary Shares so drawn for redemption, in whole or in part. The sole right of the Holders of Receipts evidencing American Depositary Shares designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights and/or other property applicable to the same, upon surrender to the Depositary (and upon payment of the fees, charges and expenses of the Depositary and any applicable taxes and governmental or other charges) of the Receipts evidencing such American Depositary Shares.

15. Limitations and Liability. None of the Depositary, the Custodian nor any of their respective directors, officers, employees, agents or affiliates assumes any obligation and none of them shall incur any liability to any Holder or Beneficial Owner of this Receipt or any American Depositary Shares (including, without limitation, liability with respect to the validity, worth, fully-paid status or freedom from preemptive rights of the Deposited Securities, the credit-worthiness of any third party, the investment risk associated with acquiring an interest in the Deposited Securities, for any action or inaction on the part of the Depositary, the Custodian or their respective agents, with respect to the time, rates for and manner of conversion of any foreign currency into U.S. dollars, for allowing any rights to lapse upon the terms of this Receipt, for any inaction or delay by the Depositary in respect of the issuance of American Depositary Shares against any deposit of Shares or for the failure or timeliness of any notice from the Custodian or the Issuer) except that they agree to perform their obligations specifically set forth in this Receipt without gross negligence or willful misconduct. No implied covenants or obligations shall be read into the agreement evidenced in this Receipt against any of the Depositary, the Custodian or their respective agents. Nothing in this Receipt shall be deemed to give rise to a partnership or joint venture among any of the Depositary, the Custodian, the Holders or the Beneficial Owners, nor establish a fiduciary or similar relationship among any of the Depositary, the Custodian, the Holders or the Beneficial Owners. None of the Depositary, the Custodian nor any of their respective directors, officers, employees, agents or affiliates shall be a fiduciary, nor shall any have any fiduciary duty, in either case to Holders or Beneficial Owners. In addition, none of the Depositary, the Custodian nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of this Receipt or any other person or entity if, by reason of any provisions of any present or future law, rule, regulation, fiat, order or decree of the United States of America, or of any state thereof, or of any other country or jurisdiction, or political subdivision thereof or of any governmental entity or regulatory authority or stock exchange, market or automated quotation system, or by reason of the provisions of or governing any Deposited Securities or any provision, present or future, of the charter or certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Issuer, any of the Depositary, the Custodian or their respective agents shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or expenses on account of doing or performing any act or thing which by the terms hereof shall be done or performed; nor shall any of the Depositary, the Custodian or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof shall or may be done or performed, caused as aforesaid or arising out of any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, sanctions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control, or by reason of any exercise of, or failure to exercise, any discretion provided for herein (including, without limitation, any failure to determine that any distribution or action may be lawful or practicable). Notwithstanding any other provision of this Receipt to the contrary, none of the Depositary, the Custodian nor any of their respective agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including without limitations Holders and Beneficial Owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any requests or instructions to vote or for the manner in which any vote is cast or the effect of any vote made either with or without request, or for not exercising any right to vote. Neither the Depositary nor the Custodian shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts or the American Depositary Shares. Neither the Depositary nor the Custodian shall incur any liability to any Holder or Beneficial Owner of a Receipt for any action or inaction by it in reliance upon the advice of or information from legal counsels, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it to be competent to give such advice or information. Neither the Depositary nor the Custodian is under any obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Issuer. None of the Depositary, the Custodian nor any of their respective agents shall incur any liability for any tax or tax consequences that may be incurred by any Holders and/or Beneficial Owners on account of their ownership or disposition of the Receipts or American Depositary Shares, including without limitation, tax consequences resulting if the Issuer (or any of its subsidiaries) is treated as a “Passive Foreign Investment Company” (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder). Neither the Depositary nor the Custodian shall be liable for the inability or failure by any Holder or Beneficial Owner to obtain the benefit of a foreign tax credit or other credit, reduced rate of withholding or refund of amounts withheld or paid in respect of tax or any other tax benefit. The Depositary, the Custodian and any of their respective affiliates may each become the owner of and deal in securities of any class of the Issuer or its affiliates and in Receipts. Neither the Depositary nor the Custodian shall incur any liability in connection with or arising from any failure, inability or refusal by the Issuer or any other party or entity, including any share registrar, transfer agent or other agent working for or on behalf of the Issuer, the Depositary, the Custodian or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the agreement evidenced in this Receipt.

Neither the Depositary nor the Custodian shall be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of the Custodian. Neither the Depositary nor the Custodian shall have any liability for the price received in connection with any public or private sale of securities or other property (including, without limitation, for any sale or disposal made at a nominal or nil price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall endeavor to effect any conversion of currency, as is referred to or contemplated in this Receipt, in accordance with its then current practices and procedures under the circumstances applicable to such conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such conversion, including the price at which such conversion is effected, or if such conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. The Depositary shall endeavor to effect any sale of securities or other property, in each case as is referred to or contemplated in this Receipt, in accordance with its then current practices and procedures under the circumstances applicable to such sale, but neither the Depositary nor the broker-dealer(s) or agents arranging such sale(s) shall have any liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale(s), including the price at which such sale(s) is (are) effected, or if such sale(s) shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary and/or such broker-dealer(s) or agents. The Depositary shall not be responsible for, and it shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian. Neither the Depositary nor the Custodian shall be liable for any acts or omissions made by a successor depositary, transfer agent, custodian or other agent (as applicable) whether in connection with a previous act or omission of the Depositary or the Custodian or in connection with any matter arising wholly after the removal or resignation of the Depositary or the Custodian (as applicable). Each of the Depositary, the Custodian and their respective agents may rely and shall be protected in acting upon any notice (written or otherwise), request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. Neither the Depositary nor the Custodian shall be under any obligation to inform Holders or Beneficial Owners about the requirements of any laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Notwithstanding anything to the contrary set forth in this Receipt, each of the Depositary, the Custodian and their respective agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Receipt, any Holder or Holders, or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Notwithstanding anything herein to the contrary, the Depositary and the Custodian may use third party delivery services, local agents and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith. Although the Depositary and the Custodian will use reasonable care in the selection and retention of such third-party delivery services, providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

This Receipt is for the exclusive benefit of the Depositary, the Custodian and the Holders (and each of their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, including, but not limited to, the Issuer, except to the extent specifically set forth in this Receipt. The Holders and Beneficial Owners from time to time shall be bound by all of the provisions of this Receipt. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Holder of the Receipt(s) evidencing the American Depositary Shares owned by such Beneficial Owner. Notice to a Holder shall be deemed, for all purposes of this Receipt, to constitute notice to any and all Beneficial Owners of the American Depositary Shares evidenced by such Holder’s Receipt(s). For all purposes under this Receipt, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the American Depositary Shares evidenced by this Receipt. To the extent that any financial institution (or any nominee of such institution) (a “DTC Participant”) having one or more participant accounts with The Depository Trust Company (“DTC”) is not the Beneficial Owner of the American Depositary Shares credited to its account at DTC, or of the American Depositary Shares in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, upon acceptance in any one of its DTC accounts of any American Depositary Shares, or by continuing to hold American Depositary Shares in any one of its DTC accounts, to be a party to, and bound by, the terms of the agreement evidenced in this Receipt to the same extent as, and as if the DTC Participant were, the Holder of such American Depositary Shares (or any interest therein), notwithstanding any explicit or implicit disclosure that it may be acting on behalf of another party.

By holding a Receipt or an interest therein or in American Depositary Shares, each Holder and Beneficial Owner acknowledges and agrees that (i) the Depositary, the Custodian and their respective agents and affiliates, may from time to time be in the possession of non-public information about the Issuer, Holders, Beneficial Owners and/or their respective affiliates, (iii) the Depositary, the Custodian and their respective affiliates may at any time have business relationships with the Issuer, Holders, Beneficial Owners and/or the affiliates of any of them, (iv) the Depositary, the Custodian and their respective affiliates may, from time to time, be engaged in transactions in which parties adverse to the Issuer, Holders, Beneficial Owners and/or their respective affiliates may have interests, (v) nothing contained in this Receipt shall (A) preclude the Depositary, the Custodian or any of their respective affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary, the Custodian or any of their respective affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) neither the Depositary nor the Custodian shall be deemed to have knowledge of any information held by any affiliate of the Depositary or the Custodian (as applicable) and (vii) the Issuer, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the United States, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the Depositary, the Custodian and the Holders and Beneficial Owners under the terms of this Receipt. The Issuer is not a party to, and has no obligations under, this Receipt, and has not entered into any agreement with the Depositary for the issuance of American Depositary Shares. Neither the Depositary nor the Custodian has any obligations in respect of the Deposited Securities other than those specifically set forth in this Receipt to the Holders.

The issuer of the Receipts is deemed to be the legal entity resulting from the agreement evidenced in this Receipt.

16. Amendment of Receipts. The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Holders on a per American Depositary Share basis shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided, however, that such thirty (30) days' notice shall not be required with respect to any amendment which shall impose or increase any stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, facsimile transmission or any other communication costs, applicable delivery costs and/or expenses, or other such fees, charges or expenses or with respect to any amendment that does not prejudice any substantial existing right of Holders as referenced above. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby. Notice of any amendment to the terms hereof shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which the Depositary believes (i) are reasonably necessary in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial existing rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the terms hereof to ensure compliance therewith, the Depositary may amend or supplement the terms hereof at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the terms hereof in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

 17. Termination of Agreement and Surrender of this Receipt; Succession and/or Delegation. The Depositary may at any time terminate the agreement evidenced in this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least thirty (30) days prior to the date fixed in such notice of termination (such date, the “Termination Date”), provided, however, the Depositary may immediately terminate the agreement evidenced in this Receipt, without prior notice to any Holder or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, if the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion. On and after the Termination Date the Holder hereof, upon surrender of this Receipt at the designated office of the Depositary or its designated agent, as may be required by the Depositary at its option, will be entitled to delivery of the amount of the Deposited Securities represented by the American Depositary Shares evidenced hereby at the Termination Date upon the terms and conditions provided herein, upon payment of a fee at the rates provided or referenced herein with respect to the surrender of American Depositary Shares and upon payment of any applicable taxes, fees, governmental or other charges. The Depositary may endeavor to convert any dividends received by it in cash after the Termination Date into U.S. dollars as herein provided, and after deducting therefrom the fees, charges and expenses of the Depositary and taxes and other governmental charges referred to herein, hold uninvested the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts. As to any Receipts not so surrendered within thirty (30) days after the Termination Date, the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. At any time after the date of termination the Depositary may publicly and/or privately sell any remaining Deposited Securities in such manner as it may determine to be appropriate, subject to market conditions and applicable laws, rules and regulations including sanctions. In the event any Deposited Securities are sold the Depositary shall hold uninvested the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under this Receipt, in trust, without liability for interest, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, or if no such sale can be made after the expiration of six months from the Termination Date, the Depositary shall be discharged from all, and cease to have any, obligations to the Holders and Beneficial Owners of the Receipts, except to account for such net proceeds and other cash, or for the Deposited Securities in case no sale can be made, upon surrender of the Receipts. Any trust company, bank, SEC registered transfer agent, or FINRA authorized broker-dealer into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act. In addition, the Depositary may delegate its duties under the agreement under the terms and conditions provided herein to a person that shall become the successor transfer agent or depositary. If the Depositary delegates its duties, it shall deliver the register of Holders to the successor transfer agent or depositary and thereafter (i) the successor transfer agent or depositary shall have all the rights and shall assume all the duties of the Depositary under the terms and conditions provided herein, (ii) the successor may cancel this Receipt (without notice to, or the consent of, Holders) and replace the same with American Depositary Shares issued pursuant to its own terms and conditions and (iii) the predecessor shall cease to be the Depositary and shall be discharged and released from all obligations under the terms and conditions provided herein. A successor transfer agent or depositary shall notify the Holders that it has become the successor transfer agent/depositary and has assumed all the duties of the Depositary under the terms and conditions provided herein; provided that the predecessor Depositary shall have no liability in connection with the failure thereof.

 18. Certain Fees and Charges of the Depositary.  The Depositary may charge any party depositing Shares, any party transferring or surrendering Receipts or American Depositary Shares, any party to whom Receipts or American Depositary Shares are issued (including issuance pursuant to a stock dividend or stock split, merger, an exchange of stock or distribution, a change in the number of Shares represented by each American Depositary Share, or any other transaction or event affecting the American Depositary Shares or the Deposited Securities), any party surrendering American Depositary Shares for cancellation and/or withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, or Holders, as applicable, (i) fees for the delivery or surrender of American Depositary Shares and/or Receipts and/or the cancellation or reduction of American Depositary Shares, and/or the deposit or withdrawal of Shares, (ii) fees for distributing cash, Shares or other securities or property received in respect of Deposited Securities, (iii) taxes (including applicable interest and penalties) and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares and other Deposited Securities, (v) a transaction fee per cancellation request as well as any fees, charges and/or expenses incurred by the Depositary or its agents (including, without limitation, the Custodian) for SWIFT, cable, telex and facsimile transmissions and delivery charges, (vi) foreign currency conversion expenses and fees, (vii) depositary servicing fees, (viii) fees for the sale of Deposited Securities, and the distribution of net cash proceeds therefrom upon termination of the agreement evidenced in this Receipt and (ix) any other fees, charges and expenses as are incurred from time to time by the Depositary and/or any of its respective agents, including, without limitation, the Custodian (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the Receipt program, the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or the Custodian's compliance with applicable laws, rules or regulations. The obligations of Holders, Beneficial Owners and DTC Participants under this Paragraph 18 shall survive the termination of the agreement evidenced in this Receipt, until such time that this Receipt has been validly surrendered for cancellation and the Deposited Securities have been delivered to the Holder hereof. As a result, the Depositary may continue to charge and collect the amounts set forth in (i) – (ix) above (other than issuance fees) with respect to periods after the termination of the agreement evidenced by this Receipt. The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Holders that are obligated to pay those fees. In the case of (i) American Depositary Shares issued by the Depositary into DTC or presented to the Depositary for cancellation via DTC, the applicable issuance and cancellation fees and charges will be payable by the DTC Participant(s) receiving the issued American Depositary Shares from the Depositary or the DTC Participant(s) holding the American Depositary Shares being cancelled, as the case may be, and (ii) American Depositary Shares held through DTC, all other fees and charges under this Paragraph 18 may be charged to, and shall be payable by, the DTC Participants holding such American Depositary Shares in their DTC accounts. In performing its duties, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are affiliated with the Depositary and that may earn or share fees, spreads or commissions. The Depositary's fees and charges may differ from those of depositaries/transfer agents for other unsponsored depositary receipt programs for securities of the same Issuer. Holders and Beneficial Owners are advised that in connection with the conversion of foreign currency into U.S. dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges incurred by it and/or its agents in connection with such conversion. The Depositary reserves the right to modify, reduce or increase its fees and charges upon thirty (30) days' notice to the Holder hereof. The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it.

19.  Conversion of Currency.  Holders and Beneficial Owners are advised that the Depositary may be required, or otherwise elect, to utilize a foreign exchange rate determined by a depositary bank that established another unsponsored depositary receipt program for securities of the same Issuer prior to the date the Depositary established its unsponsored depositary receipt program. Under such circumstances, the foreign exchange rate that the Depositary applies for determining the amount of the U.S. dollar payment to the relevant Holders (for their benefit or for forwarding to Beneficial Owners) will be the foreign exchange rate set by such other depositary bank. The Depositary may, for its own purposes, convert any foreign currency that it receives under any such program into U.S. dollars at foreign exchange rate(s) that it determines in its own discretion, and such conversion will have no effect on any payment made or to be made to Holders (for their own account or for forwarding to Beneficial Owners).

20. Governing Law. This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

By holding an American Depositary Share or Receipt or an interest therein, all Holders, and Beneficial Owners hereof each irrevocably agree that any legal suit, action or proceeding against or involving the Depositary, arising out of or based upon the terms hereof, the American Depositary Shares, the Receipts, the Shares or other Deposited Securities, or any transaction contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

EACH HOLDER AND BENEFICIAL OWNER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR LEGAL PROCEEDING AGAINST THE DEPOSITARY OR THE CUSTODIAN DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS RECEIPT, THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY, THE SHARES OR OTHER DEPOSITED SECURITIES, AND ANY TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR OTHERWISE) OR THE BREACH HEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION.

21. Miscellaneous. From time to time the Depositary may pay rebates to brokers (including, without limitation, brokers that may be affiliated with or affiliates of the Depositary) in connection with the deposit of Shares for the issuance of American Depositary Shares. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are disclosed to or passed on to the Beneficial Owners or others by those brokers.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name

and address of assignee)

______________________________ the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints

___________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated___________________ Signature

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an "eligible institution" as such term is defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, having an office or correspondent in The City of New York.

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